As filed with the Securities and Exchange Commission on June 26, 1996

                                                  Registration No. 33-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

================================================================================

                           KEYSTONE INVESTMENTS, INC.
                         (formerly Keystone Group, Inc.)

             (Exact Name of Registrant as Specified in Its Charter)


            Delaware                                           04-3071173
  (State or Other Jurisdiction                              (I.R.S. Employer
of Incorporation or Organization                            Identification No.)


              200 Berkeley Street, Boston, Massachusetts 02116-5034
               (Address of Principal Executive Offices) (Zip Code)


           Keystone Investments, Inc. Officers' Stock Purchase Program
                            (Full Title of the Plan)


                          Rosemary D. Van Antwerp, Esq.
                    Senior Vice President and General Counsel
                           Keystone Investments, Inc.
                               200 Berkeley Street
                              Boston, MA 02116-5034
                     (Name and Address of Agent for Service)


                                 (617) 338-3200
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

                                            Proposed         Proposed
Title of                                    Maximum          Maximum
Securities                                  Offering         Aggregate        Amount of
to be                 Amount to be          Price Per        Offering         Registration
Registered            Registered 1          Share            Price 2          fee 2
===================== ====================  ===============  ================ ======================
Shares of              500,000
Common                                      $18.75           $9,375,000       $3,233.00
Stock,
$0.01 Par
Value
===================== ====================  ===============  ================ ======================



  1 Plus such additional number of shares of Common Stock as may be issued in respect of the shares being registered in the event of a stock dividend, split-up of shares, recapitalization, or other similar event.

  2 Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended.

          PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document or documents meeting the requirements of Part I of Form S-8 are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement.


                 PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        Pursuant to Instruction E of Form S-8, this Registration Statement on
Form S-8 (File No. 33-     ) (the "Registration Statement") of Keystone
Investments, Inc. (the "Registrant") hereby incorporates by reference the entire contents of Registrant's Registration Statement on Form S-8 (File No. 33-87780) as filed with the Commission on December 22, 1994, except as otherwise provided herein.

Item 3.  Incorporation of Documents by Reference

        The Registrant hereby incorporates by reference into the Registration Statement the following documents:

        (a) the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995, as filed with the Commission pursuant to the Securities Exchange Act of 1934; and

        (b) all other reports filed with the Commission by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1995.


        In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.        Interests of Named Experts and Counsel.

        The legality of the shares of Common Stock offered hereby has been passed upon by Rosemary D. Van Antwerp, Senior Vice President and General Counsel to the Registrant. Ms. Van Antwerp may be deemed to beneficially own 402,995 shares of the Registrant's Common Stock.


Item 6.        Indemnification of Officers and Directors.


       Article IX of the Registrant's Restated Certificate of Incorporation provides that no Director shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as Director except (i) for any breach of the Director's duty of loyalty to Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the Director derived an improper personal benefit. If the General Corporation Law of Delaware is amended after the effective date of Registrant's Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a Director of the Registrant shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as amended.


Item 8.        Exhibits.

Exhibit No.                  Exhibit Description


   4.1(a)                    Registrant's Restated Certificate of
                             Incorporation1

   4.1(b)                    Amendment to Certificate of Incorporation2

   4.2                       Registrant's By-laws, as amended1

   5.0 Opinion of Counsel to Registrant re legality of shares being registered3

   23.1                      Consent of Coopers & Lybrand L.L.P.3

   23.2                      Consent of Counsel to Registrant (included in
                             Exhibit 5.0 of this Amendment)3

   99.1                      Registrant's Statement of Policy re Officers'
                             Stock Purchase Program1

   99.2                      Amended and Restated Keystone Group, Inc.
                             1992 Employee Voting Trust Agreement4

Item 8. Exhibits continued.


Exhibit No.        Exhibit Description

   99.3             Amended and Restated Stockholders' Agreement4

   -------------------------------------------

1 Incorporated herein by reference to the corresponding exhibit to the Registrant's Form S-8 Registration Statement No. 33-87780 filed with the Commission on December 22, 1994.

2 Incorporated herein by reference to the corresponding exhibit to the Registrant's Form 10-Q filed with the Commission on May 15, 1995.

3 Filed herewith.

4 Incorporated herein by reference to the corresponding exhibit to the Registrant's Form 10-K filed with the Commission on March 31, 1994.


Item 9.        Undertakings.

        (a)    The Registrant hereby undertakes

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement;

                      Provided, however, that paragraphs (a)(1)(i) and
                      (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts on this 26th day of June, 1996.




                                            KEYSTONE INVESTMENTS, INC.



                                            By:/s/ Albert H. Elfner, III
                                               -------------------------
                                               Albert H. Elfner, III
                                               President


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed this 26th day of June, 1996 by the following persons in the capacities indicated.



        Signature                                  Title




By:/s/Albert H. Elfner, III          Chairman, Chief Executive
  -------------------------          Officer, President and
   Albert H. Elfner, III             Director (Principal
                                     Executive Officer)


By:/s/Edward F. Godfrey              Senior Vice President,
  ---------------------              Chief Financial Officer,
   Edward F. Godfrey                 Treasurer and Director
                                     (Principal Financial
                                     Officer)

Signature page continued.





By:/s/John D. Rogol                         Vice President and
  -----------------                         Controller (Principal
   John D. Rogol                            Accounting Officer)


By:/s/Ralph J. Spuehler, Jr.                Senior Vice President
  --------------------------                and Director
   Ralph J. Spuehler, Jr.


By:/s/Philip M. Byrne                       Senior Vice President
  --------------------------                and Director
   Philip M. Byrne


By:/s/George S. Bissell                     Director
  --------------------------
   George S. Bissell



By:/s/Roger T. Wickers                      Director
  --------------------------
   Roger T. Wickers



By:/s/Stephen J. Arpante                    Director
  ---------------------------
   Stephen J. Arpante

                                  EXHIBIT INDEX




Exhibit  No.                    Item                          Page
- ------------          ---------------------------------       -----
   5.0                Opinion (and Consent) of Counsel
                      to Registrant

   23.1               Consent of Coopers & Lybrand L.L.P.